UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2007

CMGI, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23262	04-2921333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street

Waltham, Massachusetts 02451

(Address of Principal Executive Offices) (Zip Code)

(781) 663-5001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On November 19, 2007, the Human Resources and Compensation Committee (the “Compensation Committee”) of the Board of Directors of CMGI, Inc. (“CMGI”) approved the CMGI FY 2008 Executive Management Incentive Plan (the “Bonus Plan”). The Bonus Plan is designed to recognize and reward the achievement of financial, business and management goals that are essential to the success of CMGI and its subsidiaries. The Bonus Plan relates to CMGI’s fiscal year ending July 31, 2008. The Bonus Plan covers CMGI’s executive officers, including executives of ModusLink Corporation, a subsidiary of CMGI, as determined by the Compensation Committee, and is funded based on CMGI’s consolidated financial performance, measured with respect to a threshold level of Non-GAAP Operating Income established. If this threshold is not met, no payments under the Bonus Plan will be made. If the Non-GAAP Operating Income threshold is met, cash payments under the Bonus Plan may range, subject to the terms of the Bonus Plan, from 0-200% of an individual’s target bonus based on business and individual performance and the discretion of the Compensation Committee. Target bonus levels for participating executive officers were previously approved and reported by CMGI on a Current Report on Form 8-K dated September 18, 2007.

The foregoing description is subject to, and qualified in its entirety by, the Bonus Plan filed as an exhibit hereto, which exhibit is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The exhibit listed in the Exhibit Index immediately preceding such exhibit is filed with this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMGI, Inc.

Date: November 26, 2007	By:	/s/ Peter L. Gray
Peter L. Gray Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	CMGI FY2008 Executive Management Incentive Plan.